UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 1, 2008
INTEGRA LIFESCIENCES HOLDINGS CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-26224 (Commission File Number)	51-0317849 (I.R.S. Employer Identification No.)
311 Enterprise Drive
Plainsboro, NJ 08536
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (609) 275-0500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.
This Current Report on Form 8-K/A amends and supplements the Current Report on Form 8-K filed by Integra LifeSciences Holdings Corporation (the “Company”) on August 4, 2008 (the “Initial Form 8-K”) to include financial statements and pro forma financial information permitted pursuant to Item 9.01 of Form 8-K to be excluded from the Initial Form 8-K and filed by amendment to the Initial Form 8-K no later than 71 days after the date the Initial Form 8-K was required to be filed. The financial statements of Theken Spine, LLC, Theken Disc, LLC and Therics, LLC (collectively, the “Theken Companies”) represent the entire business acquired by the Company on August 1, 2008.
As previously announced, on July 23, 2008, Integra LifeSciences Holdings Corporation, a Delaware corporation, entered into the following agreements for the acquisition of Theken Spine, LLC, Theken Disc, LLC and Therics, LLC (collectively, the “Theken Companies”): (i) Unit Purchase Agreement among the Company, Theken Spine, LLC, Randall R. Theken and the other members of Theken Spine, LLC set forth therein (the “Theken Spine Unit Purchase Agreement”); (ii) Unit Purchase Agreement among the Company, Theken Disc, LLC, Randall R. Theken and the other members of Theken Disc, LLC set forth therein; and (iii) Unit Purchase Agreement among the Company, Therics, LLC, Randall R. Theken and AFBS, Inc. (collectively, the “Unit Purchase Agreements”). Pursuant to the Unit Purchase Agreements, on August 1, 2008, the Company, through its wholly-owned subsidiary Integra Spine, Inc., acquired all of the membership interests of each of the Theken Companies from Randall R. Theken, the majority member of each company, and the remaining minority members.
The aggregate purchase price for the Theken Companies paid at closing was $75 million allocated as follows: $47 million for Theken Spine, $20 million for Theken Disc and $8 million for Therics. In addition, under the Theken Spine Unit Purchase Agreement, the Company has agreed to pay up to $125 million in earn-out payments to the members and former appreciation rights holders of Theken Spine in accordance with a formula based on the net sales of the Theken Companies during a two-year period following the closing.
The Theken Companies, based in Akron, Ohio, design, develop and manufacture spinal fixation products, synthetic bone substitute products and spinal arthroplasty products. The description of the terms of the Theken Spine Unit Purchase Agreement is qualified in its entirety by reference to the copy of the Theken Spine Unit Purchase Agreement attached as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on July 24, 2008.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(a) Financial Statements of Business Acquired
Theken Spine, LLC Consolidated Financial Statements as of and for the year ended December 31, 2007 and Report of Independent Auditors
Theken Spine, LLC Consolidated Balance Sheets as of March 31, 2008 and December 31, 2007 and Statements of Operations and Cash Flows for the three months ended March 31, 2008 and 2007 (unaudited)
(b) Unaudited Pro Forma Financial Information
Unaudited Pro Forma Condensed Combined Balance Sheet of the Company and the Theken Companies as of March 31, 2008
Unaudited Pro Forma Condensed Combined Statement of Operations of the Company and the Theken Companies for the year ended December 31, 2007
Unaudited Pro Forma Condensed Combined Statement of Operations of the Company and the Theken Companies for the three months ended March 31, 2008
Notes to Unaudited Pro Forma Condensed Combined Financial Information of the Company and the Theken Companies
(d) Exhibits

Exhibit Number	Description of Exhibit

23.1	Consent of Independent Accountants

ITEM 9.01 (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED
THEKEN SPINE, LLC
CONSOLIDATED
FINANCIAL
STATEMENTS
FOR THE
YEAR ENDED
DECEMBER 31, 2007

THEKEN SPINE, LLC

Report of Independent Auditors
To the Members of Theken Spine, LLC:
In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income, changes in members’ equity and cash flows present fairly, in all material respects, the financial position of Theken Spine, LLC and its subsidiaries at December 31, 2007, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
/s/ PricewaterhouseCoopers LLP
Cleveland, Ohio
October 16, 2008

THEKEN SPINE, LLC
CONSOLIDATED BALANCE SHEET

December 31,
2007
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$366,499
Trade accounts receivable, net allowance of $103,459	4,551,572
Inventories, net	5,301,385
Prepaid expenses and other current assets	297,081

TOTAL CURRENT ASSETS	10,516,537

PROPERTY, PLANT AND EQUIPMENT
Land and improvements	796,298
Buildings and improvements	1,830,525
Leasehold improvements	3,125,036
Machinery and equipment	2,378,424
Computers	687,764
Cases and instruments	2,998,542
Vehicles and aircraft	5,673,554
Furniture and fixtures	274,883

17,765,026
Less: accumulated depreciation	(3,934,625)

PROPERTY, PLANT AND EQUIPMENT, NET	13,830,401

OTHER ASSETS
Other non-current assets	5,681
Intangible assets, net	323,333

TOTAL OTHER ASSETS	329,014

TOTAL ASSETS	$24,675,952

See accompanying notes to consolidated financial statements.

THEKEN SPINE, LLC
CONSOLIDATED BALANCE SHEET

December 31,
2007
LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES
Line of credit	$3,666,600
Current portion of long-term debt	317,171
Accounts payable, trade	3,094,969
Accrued commissions	770,539
Other accrued expenses and liabilities	1,283,594
Note payable — member	1,350,000

TOTAL CURRENT LIABILITIES	10,482,873

LONG-TERM LIABILITIES
Long-term debt, net of current portion	5,750,321

TOTAL LONG-TERM LIABILITIES	5,750,321

TOTAL LIABILITIES	16,233,194

COMMITMENTS AND CONTINGENCIES

NONCONTROLLING INTEREST	2,336,191

MEMBERS’ EQUITY	6,106,567

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$24,675,952

See accompanying notes to consolidated financial statements.

THEKEN SPINE, LLC
CONSOLIDATED STATEMENT OF INCOME

FOR THE
YEAR ENDED
DECEMBER 31, 2007

NET SALES	$33,777,508

COSTS AND EXPENSES
Cost of products sold (exclusive of depreciation and amortization)	3,514,142
Research and development	3,096,845
Selling, general and administrative	10,319,718
Commissions	10,845,382
Depreciation and amortization	1,548,155

TOTAL COSTS AND EXPENSES	29,324,242

OPERATING INCOME	4,453,266

OTHER INCOME (EXPENSE)
Interest income	45,260
Interest expense	(728,240)
Other expense, net	353,927

TOTAL OTHER INCOME (EXPENSE)	(329,053)

INCOME BEFORE NONCONTROLLING INTEREST NET INCOME	4,124,213

NONCONTROLLING INTEREST NET INCOME	(757,476)

NET INCOME	$3,366,737

See accompanying notes to consolidated financial statements.

THEKEN SPINE, LLC
CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY

FOR THE
YEAR ENDED
DECEMBER 31, 2007

Balance, December 31, 2006	$3,382,080

Net income	3,366,737

Distributions	(642,250)

Balance, December 31, 2007	$6,106,567

See accompanying notes to consolidated financial statements.

THEKEN SPINE, LLC
CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE
YEAR ENDED
DECEMBER 31, 2007

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$3,366,737
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,548,155
Noncontrolling interest net income	757,476
Bad debt expense	15,726
Reserve for excess and slow moving inventory	182,177
LIFO reserve	39,896
(Increase) decrease in:
Trade accounts receivable, net	639,577
Notes receivable	204,973
Inventories, net	(2,785,616)
Prepaid expenses and other current assets	84,387
Non-current assets	(32,369)
Increase (decrease) in:
Accounts payable, trade	928,994
Accrued expenses and other current liabilities	(1,137,173)

NET CASH PROVIDED BY OPERATING ACTIVITIES	3,812,940

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	(4,431,123)

NET CASH USED IN INVESTING ACTIVITIES	(4,431,123)
See accompanying notes to consolidated financial statements.

THEKEN SPINE, LLC
CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE
YEAR ENDED
DECEMBER 31, 2007

CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings under line of credit	$2,235,000
Repayments of long-term debt	(196,275)
Capital contributions to noncontrolling interest	1,083,668
Distributions to noncontrolling interest	(3,154,026)
Distributions to members	(642,250)

NET CASH USED IN FINANCING ACTIVITIES	(673,883)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(1,292,066)

CASH AND CASH EQUIVALENTS, beginning of year	1,658,565

CASH AND CASH EQUIVALENTS, end of year	$366,499

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Interest paid	$731,066

See accompanying notes to consolidated financial statements.

THEKEN SPINE, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE A — Summary of significant accounting policies
Nature of business
The accompanying financial statements present the consolidated financial results of Theken Spine, LLC and affiliated companies (The Company or Companies). The Companies are as follows:
Theken Spine, LLC (“Spine”) founded in 1998, designs, develops, manufactures and distributes a full range of spinal fusion products including cervical plates, pedicle screw systems, interbody systems and trauma devices. Spine provides product and services to its customers, who consist primarily of orthopedic surgeons, from its principal location in Akron, Ohio.
Theken Disc, LLC (“Disc”) is a biomedical engineering research and development company that is designing and developing a spinal implant device from its principal location in Akron, Ohio.
Therics, LLC (“Therics”) acquired in 2005, designs, develops and manufactures various types of tricalcium phosphate bone void fillers that promote the growth of bone eliminating the risk of disease transmission.
Theken Orthopaedic, Inc. (“Orthopaedic”) (a subchapter S corporation) founded in 1992, provides mechanical testing and FDA regulatory services to medical product manufacturers in need of FDA device approval.
Foxtrot-Papa Management Company, LLC (“Foxtrot”) provides management services to the various affiliated companies, including aircraft management services to its wholly-owned subsidiary, Theken Aviation, LLC (“Aviation”).
Theken Real Estate, LLC (“Real Estate”) was formed to hold and lease real estate to the various companies which comprise the consolidated group.
Theken Aviation, LLC (“Aviation”) was formed to hold an aircraft and associated debt used on behalf of the various affiliated companies.
Principles of consolidation
The accompanying consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States of America. The consolidated statements include the statements of the Company and its affiliates required to be consolidated under Financial Accounting Standards Board (FASB) Interpretation No. 46(R) — “Consolidation of Variable Interest Entities, an interpretation of ARB No. 51” (FIN 46(R)). The above affiliates are related to Spine as a result of common ownership. Each of the above entities provides services to Spine as their main source of revenue, or is financially supported by Spine in the form of intercompany loans or debt guarantees. As such, Spine is the primary beneficiary of each of the above entities under FIN No. 46(R) and therefore consolidates the results of their operations in the consolidated financial statements. See Note K for further details.

THEKEN SPINE, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE A — Summary of significant accounting policies, continued
The initial consolidation under FIN No. 46(R) for Disc was January 1, 2007 and included $929,529 of assets and $219,350 of liabilities. Disc did not generate any revenues and beginning in 2007, Disc became financially supported by Spine through intercompany loans in order to fund ongoing operations.
All intercompany transactions between the Companies have been eliminated in consolidation.
Noncontrolling interests
The Company eliminates 100% of the net income of the variable interest entities or affiliates to noncontrolling interests since the Company does not have any equity ownership of these entities. This is reflected as “noncontrolling interests net income” in the consolidated statement of income. The noncontrolling interests amounts reflected in the balance sheet represent 100% of the equity of the noncontrolling interests.
Use of estimates
Presentation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions affecting the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Cash and cash equivalents
The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash equivalents are stated at cost which approximates market value.
Trade accounts receivable
The Company reports trade accounts receivables at net realizable value. The Company’s allowance for doubtful accounts is estimated by management based on a review of historic receivable write-offs, existing economic conditions and the level and age of receivables from specific customers. As of December 31, 2007 management has established an allowance for uncollectible accounts in the amount of $103,459.

THEKEN SPINE, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE A — Summary of significant accounting policies, continued
Inventories
Inventory is stated at the lower of cost or market on a last-in, first-out basis (“LIFO”). Inventory costs include material, labor and overhead. At each balance sheet date, the Company evaluates ending inventories for excess quantities, obsolescence or shelf-life expiration. This evaluation includes analysis of historical sales levels by product, projections of future demand, the risk of technological or competitive obsolescence for products, general market conditions, a review of the shelf life expiration dates for products, as well as the feasibility of reworking or using excess or obsolete products or components in the production of assembly of other products that are not obsolete or for which there are not excess quantities in inventory. To the extent that management determines there are excess or obsolete inventory or quantities with shelf life that is too near its expiration for the Company to reasonably expect that it can sell those products prior to their expiration, valuation reserves are recorded against all or a portion of the value of the related products to adjust their carrying amount to estimated net realizable value. During the year ended December 31, 2007, the Company increased its reserve for obsolescence for excess and slow-moving inventories by $182,177.
Property, plant and equipment
Property, plant and equipment are stated at cost. Depreciation and amortization is provided on a straight-line basis over the estimated useful lives as follows:

Years
Land improvements	20
Buildings and improvements	20 - 40
Leasehold improvements	5 - 7
Machinery and equipment	5 - 10
Computers	3 - 5
Cases and instruments	3 - 10
Vehicles and aircraft	5 - 15
Furniture and fixtures	10 - 20
Depreciation and amortization expense for the year ended December 31, 2007 was $1,489,822.
Expenditures for major renewals and betterments, including leasehold improvements, that extend the useful life of the asset are capitalized and depreciated over the remaining life of the asset or lease. Maintenance and repair costs are charged to expense as incurred. Upon sale or retirement of an asset, the cost and associated accumulated depreciation is eliminated and any resulting gain or loss on disposal is charged to income.

THEKEN SPINE, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE A — Summary of significant accounting policies, continued
Long-lived assets
Long-lived assets held and used by the Company, including property, plant and equipment and intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For purposes of evaluating the recoverability of long-lived assets to be held and used, a recoverability test is performed using projected undiscounted net cash flows applicable to the long-lived assets. If an impairment exists, the amount of such impairment is calculated based on the estimated fair value of the asset. Impairments to long-lived assets to be disposed of are recorded based upon the fair value of the applicable assets.
Research and development
The Company charges research and development costs to expense as incurred. Total research and development expense incurred for the year ended December 31, 2007 was $3,096,845.
Revenue recognition
The Company principally generates revenue from the sales of spinal implant products. A majority of the Company’s products are distributed through a network of independent medical device distributors throughout the United States. Revenues are recognized upon notification that the product has been utilized in a surgical implant.
Cost of products sold
Cost of products sold generally includes actual material costs associated with products sold and related shipping and handling costs.
Advertising costs
The Company expenses advertising costs as incurred. Total advertising costs charged to expense for the year ended December 31, 2007 was $77,015.
Income taxes
The Companies are organized as limited liability companies and are treated as a partnership for federal, state and local income tax purposes with the exception of Orthopaedic. Accordingly, the tax effects of the Company’s income or loss are passed through to the members and thus, no provision for income taxes is included in these financial statements.
Orthopaedic has elected under the Internal Revenue Code to be an S corporation. Instead of corporation income taxes, the shareholders of an S corporation are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision for federal income taxes has been included in these financial statements.
Shipping and handling costs
Shipping and handling costs are included as a component of cost of products sold and amounted to $258,075 for the year ended December 31, 2007.

THEKEN SPINE, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE A — Summary of significant accounting policies, continued
Financial instruments
The Company’s financial instruments recorded on the consolidated balance sheets include cash, accounts receivable, accounts payable and debt. The book value of cash, accounts receivable and accounts payable are considered to be representative of fair value because of the short maturity of these instruments. The fair value of debt is considered to approximate the book value due to interest thereon being charged at variable and fixed rates that approximate market rates.
Concentrations
Financial instruments that potentially subject the Company to concentrations of credit risk consist of temporary cash investments and credit sales.
The Company maintains its cash investments with a financial institution. The investments maintained by the financial institution are insured by the Federal Deposit Insurance Corporation up to $100,000. During various times of the year the Company had cash balances in excess of FDIC insured limits. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risk on such accounts.
Credit sales are made to the Company’s customers in the ordinary course of business. Generally these sales are unsecured. The majority of sales are provided through a network of distributors, with customers limited to the surgical sector of the medical market.
Sales taxes
The Company collects sales tax from its customers on product sales that is remitted to various state governmental authorities when due. The Company’s policy is to record taxes collected from customers as a component of accrued expenses on its balance sheet and not in its statement of income.
Recently issued accounting pronouncements
In July 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48 - Accounting for Uncertainty in Income Taxes (FIN 48). FIN 48 prescribes detailed guidance for the financial statement recognition, measurement and disclosure of uncertain tax positions recognized in the Company’s financial statements in accordance with FASB Statement 109, Accounting for Income Taxes. Tax positions must meet a more-likely-than-not recognition threshold at the effective date to be recognized upon the adoption of FIN 48 and in subsequent periods. The Company will adopt the provisions of FIN 48 for all tax positions during 2008.
In September 2006, the FASB issued Statement of Financial Accounting Standard No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. The provisions of SFAS 157 are effective for financial assets and liabilities for fiscal years beginning after November 15, 2007 and effective for non-financial assets fiscal years beginning after November 15, 2008.

THEKEN SPINE, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE A — Summary of significant accounting policies, continued
Recently issued accounting pronouncements, continued
In February, 2007, the FASB issued Statement of Financial Accounting Standard No. 159, The Option to Measure Financial Assets and Liabilities at Fair Value (“SFAS 159”). SFAS 159 gives companies an option to measure many of their financial assets and liabilities and certain other assets and liabilities (e.g., certain nonfinancial insurance contracts and warranties) at fair value on an instrument-by-instrument basis. FAS 159 is effective at the beginning of a company’s first fiscal year after November 15, 2007.
The adoption of the above standards is not expected to have a material effect on the Company’s financial statements.
NOTE B — Inventories, net
Inventories consisted of the following at December 31, 2007:

Raw materials	$168,590
Work-in-process	274,632
Finished goods	6,930,236

7,373,458
Less: reserves for excess and slow-moving inventories	(2,072,073)

Total inventories, net	$5,301,385

Recorded inventory cost would have been $113,896 higher as of December 31, 2007, had the Company used the first-in, first-out (FIFO) method to determine inventory cost rather than the last-in, first-out (LIFO) method.
NOTE C — Intangible assets, net
Intangible assets consisted of the following at December 31, 2007:

Patent license agreements	$250,000
Product rights agreement	225,000

475,000
Less: accumulated amortization	(151,667)

Total intangible assets, net	$323,333

Intangible assets are amortized on a straight-line basis over the respective lives of the assets which range from 15 years for the patent license agreements to 5 years for the product rights agreement.

THEKEN SPINE, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE C — Intangible assets, net, continued
Amortization expense was $58,333 for the year ended December 31, 2007. Estimated amortization expense at December 31, 2007 for each of the five succeeding years is as follows:

2008	$58,334
2009	58,333
2010	13,334
2011	13,333
2012	13,333
Thereafter	116,666

$273,333

NOTE D — Operating lease
Incubator, Canal Place — Akron, Ohio
On May 1, 2006, the Company entered into a lease with the Akron Development Corporation (“ADC”) for a period of twelve months ending April 30, 2007. Monthly rental payments are $1,167. Under the terms of the lease, two additional one year terms are available ending April 30, 2009, with the first additional term being exercised during 2007 extending the lease term to April 30, 2008. Rental expense amounted to $13,992 for the year ended December 31, 2007.
Such renewals are subject to an escalation clause, at ADC’s option, not to exceed 10% per year, compounded annually, of the initial rent.
NOTE E — Obligation under capital lease
The Company is obligated under a capitalized lease for the cost of equipment and a related maintenance agreement. The lease term expires in 2009 and contains a guaranteed bargain purchase option. The equipment was placed in service in September 2007.
The equipment acquired under capital lease at December 31, 2007 is included on the consolidated balance sheets as follows:

Equipment	$67,061
Less: accumulated amortization	(3,353)

Assets acquired under capital lease, net	$63,708

THEKEN SPINE, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE E — Obligation under capital lease, continued
The following is a schedule of the future minimum lease payments due under this capital lease together with the present value of the net minimum lease payments at December 31, 2007. The agreement provided zero percent financing for up to two years.

Years ending December 31,
2008	$36,723
2009	24,482

Present value of minimum lease payments	61,205
Less: current portion	(36,723)

Long-term portion	$24,482

NOTE F — Line of credit
On September 22, 2003, the Company entered into a $5,000,000 demand line of credit with National City Bank. The line of credit is secured with a blanket lien on accounts receivable, inventory and equipment. Interest on the line is computed using the one month LIBOR rate plus 2.00% (LIBOR was 5.017% at December 31, 2007). The amount outstanding on this line of credit was $3,666,600 at December 31, 2007.
NOTE G — Long-term debt
Long-term debt consisted of the following at December 31, 2007:

Note payable — Cessna Finance Corporation, payable in monthly installments of $43,300 including interest at LIBOR plus 2.23% (LIBOR was 5.017% at December 31, 2007); due November 1, 2012; collateralized by a Raytheon Beechcraft Premier 1A aircraft, inventory and accounts receivable of Theken Spine, LLC, and a personal guarantee by the managing member.	$4,672,866

Note payable — First Merit Bank, payable in monthly installments of $6,660 including interest at 6.5%; due December 31, 2015; collateralized by real estate owned by Theken Real Estate, LLC located at 20 N. Pennsylvania Avenue in Morrisville, PA, and a personal guarantee by the managing member.	702,807

Note payable — First Merit Bank, payable in monthly installments of $5,924 including interest at 5.96%; due September 5, 2014; collateralized by real estate owned by Theken Real Estate, LLC that is located at 1800 Triplett Blvd. in Akron, OH, and a personal guarantee by the managing member.	$630,614

Obligation under capital lease	61,205

6,067,492
Less: current portion	(317,171)

$5,750,321

THEKEN SPINE, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE G — Long-term debt, continued
Maturities of long-term debt at December 31, 2007 are as follows:

2008	$317,171
2009	395,291
2010	390,930
2011	412,158
2012	434,555
Thereafter	4,117,387

$6,067,492

NOTE H — Note payable — member
Note payable — member in the amount of $1,350,000 at December 31, 2007, consists of a note to a member that is due on demand. The note bears interest monthly at a variable interest rate based upon the short-term Applicable Federal Rate. The rate at December 31, 2007 was 3.88%. The note is secured by the underlying assets of Theken Spine, LLC.
Pursuant to the terms of the unit purchase agreement as discussed in Note M, the note payable to a member has since been fully repaid.
NOTE I — Defined contribution plan
The Company has a 401(k) retirement savings plan. Employee participants may make voluntary contributions up to 100% of their compensation subject to limitations by law. Company contributions to the plan are composed of a matching contribution of 50% of the first 6% of employee contributions. The Company’s total contribution and expense for the year ended December 31, 2007 was $91,011.
NOTE J — Commitments and contingencies
Royalty agreement
The Company has several agreements to pay royalties based on the sales of certain specified product lines. The agreements expire at various dates through July 2009 and require royalty payments that range from 3% to 30% of the sales of that particular product line. Royalty expense relating to these agreements was $562,809 for the year ended December 31, 2007.
Distributor commissions
The Company has entered into various contracts with distributors that assign exclusive territorial rights to market the Company’s product. Distributor commissions are based on sales levels and product lines. Distributor commission expense for the year ended December 31, 2007 was $10,240,388.
Litigation
The Company is involved in various litigation arising in the ordinary course of business. While it is not feasible to predict the outcomes of these actions, in the opinion of the Company’s management and legal counsel, those matters are expected to be resolved without material adverse effect on the financial position or results of operations of the Company.

THEKEN SPINE, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE K — Variable interest entities
FASB Interpretation (“FIN”) No. 46, as revised in December 2003, Consolidation of Variable Interest Entities, (an interpretation of Accounting Research Bulletin (“ARB”) No. 51, Consolidated Financial Statements), (“FIN 46(R)”), addresses consolidation by business enterprises of entities to which the usual condition of consolidation described in ARB No. 51 does not apply. The general requirement to consolidate under ARB No. 51 is based on the presumption that an enterprise’s financial statements should include all of the entities in which it has a controlling financial interest. FIN 46(R) interprets this general rule to require consolidation of a variable interest entity in which the enterprise does not have a majority voting interest but, nevertheless, is subject to a majority of the risk of loss, is entitled to a majority of the entity’s residual returns, or both. Effective January 1, 2007, meeting the requirements of FIN 46(R), Spine was the primary beneficiary of Disc, Therics, Orthopaedic, Real Estate, and Foxtrot and its wholly-owned subsidiary, Aviation.
Selected financial information for these entities as of December 31, 2007 is as follows:

Total assets	$10,287,972
Total liabilities	$10,575,744
Members’ equity	$(287,772)
Net sales	$3,611,965
Net loss	$(589,648)
Noncontrolling interests net income for the year ended December 31, 2007 is comprised of the following:

Variable interest entities combined net loss	$589,648
Amounts absorbed by Spine (the primary beneficiary) for purposes of the financial statement presentation:
Change in members’ deficit of Therics	(950,325)
Change in members’ deficit of Disc	(396,799)

Noncontrolling interest net income	$(757,476)

THEKEN SPINE, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE L — Appreciation rights plans
The Company has four appreciation rights plans, three dated January 1, 2005 (one of which was amended on March 11, 2005), and one dated June 23, 2003. While the plans may be terminated in accordance with their terms, they generally have no stated expiration date; however, appreciation units issued there-under do expire and/or terminate upon the occurrence of certain stated events (e.g. termination of employment, sale of the company, etc.). The purpose is to enable the Company to attract and retain the services of persons of outstanding competence and to provide an incentive for such key persons to expand and improve the profits and prosperity of the Company. Appreciation units are awarded at the sole discretion of the manager of the Company and, subject to the other terms and conditions of the plan (e.g. provisions governing the termination of rights and/or appreciation units), are fully vested upon award. The plans are unfunded, unsecured obligations of the Company and are not deemed to be qualified under the Internal Revenue Code.
Employees and Distributors Plan dated January 1, 2005
During the year ended December 31, 2007, additional appreciation units were granted to selected employees and distributors as indicated in the summary of appreciation unit activity. In the event of a major event, as defined by the plan, the holder of the appreciation units receives payment for the units, assuming appreciation in the value of the Company. A major event generally means the bona fide sale of the entire Company to independent third parties. The payment amount for each appreciation unit is calculated based on the consideration paid in a sale of the Company net of the Company’s costs, expenses and other liabilities.
Executive Presidents Plan dated January 1, 2005
During the year ended December 31, 2007, no additional appreciation units were granted to Executive Presidents. In the event of a major event, as defined by the plan, the holder of the appreciation units receives payment for the units, assuming appreciation in the value of the Company. A major event generally means the bona fide sale of the entire Company to independent third parties. The payment amount for each appreciation unit is calculated based on the consideration paid in a sale of the Company net of the Company’s costs, expenses and other liabilities.
Consultants Plan dated January 1, 2005 and amended March 11, 2005
During the year ended December 31, 2007, no additional appreciation units were granted to selected consultants. In the event of a major event, as defined by the plan, the holder of the appreciation units receives payment for the units, assuming appreciation in the value of the Company. A major event generally means the bona fide sale of the entire Company to independent third parties. The payment amount for each appreciation unit is calculated based on the consideration paid in a sale of the Company net of the Company’s costs, expenses and other liabilities.

THEKEN SPINE, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE L — Appreciation rights plans, continued
Theken Disc, LLC Appreciation Rights Plan dated June 23, 2003 and amended October 15, 2003
The Company has established a stock appreciation rights plan to attract and retain key personnel. The Plan gives certain individuals the right to receive the appreciation in the underlying stock that occurred from the date the right was granted up to the exercise date.
A summary of appreciation unit activity for four appreciation rights plans for the year ended December 31, 2007 is as follows:

	Beginning		Cancellations	Ending
	Balance	Additional	and/or	Balance
	1/01/07	Grants	Forfeitures	12/31/07

Employees and Distributors Plan	84,094	3,468	—	87,562

Executive Presidents Plan	107,486	—	—	107,486

Consultants Plan	11,478	—	—	11,478

Theken Disc, LLC
Appreciation Rights Plan	—	—	—	—

Total appreciation rights	203,058	3,468	—	206,526

No compensation expense has been recognized under these appreciation rights plans for the year ended December 31, 2007. The acquisition of Spine, Disc and Therics by Integra Spine, Inc. on August 1, 2008, qualified as a major event as defined in the plans (see Note M), and as such, $10,053,399 of compensation expense was recognized immediately prior to the acquisition in 2008.
NOTE M — Subsequent events
On August 1, 2008, pursuant to the terms of a unit purchase agreement, substantially all of the membership interests and operations of Spine, Disc and Therics were acquired by Integra Spine, Inc., a wholly-owned subsidiary of Integra LifeSciences Holdings Corporation. The members of Spine, Disc and Therics received $75,000,000 in connection with the acquisition and up to $125,000,000 in earn-out payments to the members and the former appreciation rights holders of Spine, Disc and Therics during a two-year period following the acquisition. Effective August 1, 2008, all intercompany balances between the Companies were settled.

THEKEN SPINE, LLC
UNAUDITED
CONSOLIDATED
CONDENSED
FINANCIAL
STATEMENTS
FOR THE
THREE MONTHS ENDED
MARCH 31, 2008

THEKEN SPINE, LLC

THEKEN SPINE, LLC
CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	MARCH 31,	DECEMBER 31,
	2008	2007
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$179,279	$366,499
Trade accounts receivable, net	5,383,288	4,551,572
Inventories, net	5,820,998	5,301,385
Prepaid expenses and other current assets	268,562	297,081

TOTAL CURRENT ASSETS	11,652,127	10,516,537

PROPERTY, PLANT AND EQUIPMENT
Land and improvements	796,298	796,298
Buildings and improvements	1,830,525	1,830,525
Leasehold improvements	3,141,745	3,125,036
Machinery and equipment	2,378,424	2,378,424
Computers	649,986	687,764
Cases and instruments	3,803,347	2,998,542
Vehicles and aircraft	5,673,554	5,673,554
Furniture and fixtures	292,664	274,883

	18,566,543	17,765,026
Less: accumulated depreciation	(4,264,306)	(3,934,625)

PROPERTY, PLANT AND EQUIPMENT, NET	14,302,237	13,830,401

OTHER ASSETS
Other non-current assets	5,681	5,681
Intangible assets, net	308,750	323,333

TOTAL OTHER ASSETS	314,431	329,014

TOTAL ASSETS	$26,268,795	$24,675,952

See accompanying notes to consolidated financial statements.

THEKEN SPINE, LLC
CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	MARCH 31,	DECEMBER 31,
	2008	2007
LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES
Line of credit	$3,967,600	$3,666,600
Current portion of long-term debt	313,648	317,171
Accounts payable, trade	3,463,489	3,094,969
Accrued commissions	772,932	770,539
Other accrued expenses and liabilities	1,317,641	1,283,594
Note payable — member	1,350,000	1,350,000

TOTAL CURRENT LIABILITIES	11,185,310	10,482,873

LONG-TERM LIABILITIES
Long-term debt, net of current portion	5,064,497	5,750,321

TOTAL LIABILITIES	16,249,807	16,233,194

COMMITMENTS AND CONTINGENCIES

NONCONTROLLING INTEREST	3,194,914	2,336,191

MEMBERS’ EQUITY	6,824,074	6,106,567

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$26,268,795	$24,675,952

See accompanying notes to consolidated financial statements.

THEKEN SPINE, LLC
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	FOR THE THREE MONTHS ENDED
	MARCH 31,
	2008	2007

NET SALES	$9,915,372	$8,670,710

COSTS AND EXPENSES
Cost of products sold (exclusive of depreciation and amortization)	1,158,569	815,666
Research and development	890,001	1,066,036
Selling, general and administrative	2,871,159	2,386,238
Commissions	3,160,208	2,698,354
Depreciation and amortization	398,265	369,937

TOTAL COSTS AND EXPENSES	8,478,202	7,336,231

OPERATING INCOME	1,437,170	1,334,479

OTHER INCOME (EXPENSE)
Interest income	27,000	43,517
Interest expense	(144,878)	(221,881)
Other expense, net	159,980	173,759

TOTAL OTHER INCOME (EXPENSE)	42,102	(4,605)

INCOME BEFORE NONCONTROLLING INTEREST NET INCOME	1,479,272	1,329,874

NONCONTROLLING INTEREST NET (INCOME) LOSS	(427,952)	14,071

NET INCOME	$1,051,320	$1,343,945

See accompanying notes to consolidated financial statements.

THEKEN SPINE, LLC
CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (UNAUDITED)

FOR THE THREE
MONTHS ENDED
MARCH 31, 2007

Balance, December 31, 2006	$3,382,080

Net income	1,343,945

Balance, March 31, 2007	$4,726,025

FOR THE THREE
MONTHS ENDED
MARCH 31, 2008

Balance, December 31, 2007	$6,106,567

Net income	1,051,320

Distributions	(333,813)

Balance, March 31, 2008	$6,824,074

See accompanying notes to consolidated financial statements.

THEKEN SPINE, LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	FOR THE THREE MONTHS ENDED
	MARCH 31,
	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,051,320	$1,343,945
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	398,265	369,937
Noncontrolling interest net income (loss)	427,952	(14,071)
Bad debt expense	39,609	4,797
Reserve for excess and slow moving inventory	9,829	4,410
LIFO reserve	79,179	33,169
(Increase) decrease in:
Trade accounts receivable, net	(871,325)	91,965
Inventories, net	(608,621)	(243,320)
Prepaid expenses and other current assets	28,519	128,856
Other noncurrent assets	—	(7,409)
Increase (decrease) in:
Accounts payable, trade	368,520	74,119
Accrued expenses and other current liabilities	36,440	323,077

NET CASH PROVIDED BY OPERATING ACTIVITIES	959,687	2,109,475

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	(855,518)	(1,629,590)

NET CASH USED IN INVESTING ACTIVITIES	(855,518)	(1,629,590)
See accompanying notes to consolidated financial statements.

THEKEN SPINE, LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	FOR THE THREE MONTHS ENDED
	MARCH 31,
	2008	2007

CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings under line of credit	$301,000	$(300,000)
Repayments of long-term debt	(689,347)	(64,295)
Capital contributions to noncontrolling interest	760,649	242,000
Distributions to noncontrolling interest	(329,878)	(940,059)
Distributions to members	(333,813)	—

NET CASH USED IN FINANCING ACTIVITIES	(291,389)	(1,062,354)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(187,220)	(582,469)

CASH AND CASH EQUIVALENTS, beginning of period	366,499	1,658,565

CASH AND CASH EQUIVALENTS, end of period	$179,279	$1,076,096

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Interest paid	$174,986	$179,178

See accompanying notes to consolidated financial statements.

THEKEN SPINE, LLC
SELECTED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE A — Summary of significant accounting policies
Nature of business
The accompanying financial statements present the consolidated financial results of Theken Spine, LLC and affiliated companies (The Company or Companies). The companies are as follows:
Theken Spine, LLC (“Spine”) founded in 1998, designs, develops, manufactures and distributes a full range of spinal fusion products including cervical plates, pedicle screw systems, interbody systems and trauma devices. Spine provides product and services to its customers, who consist primarily of orthopedic surgeons, from its principal location in Akron, Ohio.
Theken Disc, LLC (“Disc”) is a biomedical engineering research and development company that is designing and developing a spinal implant device from its principal location in Akron.
Therics, LLC (“Therics”) acquired in 2005, designs, develops and manufactures various types of tricalcium phosphate bone void fillers that promote the growth of bone eliminating the risk of disease transmission.
Theken Orthopaedic, Inc. (“Orthopaedic”) founded in 1992, provides mechanical testing and FDA regulatory services to medical product manufacturers in need of FDA device approval.
Foxtrot-Papa Management Company, LLC (“Foxtrot”) provides management services to the various affiliated companies, including aircraft management services to its wholly-owned subsidiary, Theken Aviation, LLC (“Aviation”).
Theken Real Estate, LLC (“Real Estate”) was formed to hold and lease real estate to the various companies which comprise the consolidated group.
Theken Aviation, LLC (“Aviation”) was formed to hold an aircraft and associated debt used on behalf of the various affiliated companies.
Principles of consolidation
The accompanying consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States of America. The consolidated statements include the statements of the Company and its affiliates required to be consolidated under Financial Accounting Standards Board (FASB) Interpretation No. 46(R) — “Consolidation of Variable Interest Entities, an interpretation of ARB No. 51” (FIN 46(R)). The above affiliates are related to Spine as a result of common ownership. Each of the above entities provides services to Spine as their main source of revenue, or are financially supported by Spine in the form of intercompany loans or debt guarantees. As such, Spine is the primary beneficiary of each of the above entities under FIN No. 46(R) and therefore consolidates the results of their operations in the consolidated financial statements.

THEKEN SPINE, LLC
SELECTED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE A — Summary of significant accounting policies, continued
The initial consolidation under FIN No. 46(R) for Disc was January 1, 2007 and included $929,529 of assets and $219,350 of liabilities. Disc did not generate any revenues and beginning in 2007, Disc became financially supported by Spine through intercompany loans in order to fund ongoing operations.
All intercompany transactions between the companies have been eliminated in consolidation.
Noncontrolling interests
The Company eliminates 100% of the net income of the variable interest entities or affiliates to noncontrolling interests since the Company does not have any equity ownership of these entities. This is reflected as “Noncontrolling interests net income” in the consolidated statement of income. The noncontrolling interests amounts reflected in the balance sheet represent 100% of the equity of the noncontrolling interests.
Use of estimates
In the opinion of management of the Company, the March 31, 2008 and 2007 unaudited consolidated financial statements contain all adjustments necessary for a fair statement of the financial position, results of operations and cash flows of the Company. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in accordance with the instructions to Rule 10-1 of Regulation S-X. These unaudited consolidated financial statements should be read in conjunction with the Company’s consolidated financial statements for the year ended December 31, 2007. The December 31, 2007 consolidated balance sheet was derived from audited financial statements but does not include all disclosures required by accounting principles generally accepted in the United States. Operating results for the three-month period ended March 31, 2008 is not necessarily indicative of the results to be expected for the entire year.
The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, the disclosure of contingent liabilities and the reported amounts of revenues and expenses. These estimates are based on historical experience and on various other assumptions that management believes to be reasonable under the current circumstances. Actual results could differ from these estimates.
Recently issued accounting pronouncements
In July 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48 — Accounting for Uncertainty in Income Taxes (FIN 48). FIN 48 prescribes detailed guidance for the financial statement recognition, measurement and disclosure of uncertain tax positions recognized in the Company’s financial statements in accordance with FASB Statement 109, Accounting for Income Taxes. Tax positions must meet a more-likely-than-not recognition threshold at the effective date to be recognized upon the adoption of FIN 48 and in subsequent periods. The Company will adopt the provisions of FIN 48 for all tax positions during 2008.

THEKEN SPINE, LLC
SELECTED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE A — Summary of significant accounting policies, continued
Recently issued accounting pronouncements, continued
In September 2006, the FASB issued Statement of Financial Accounting Standard No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. The provisions of SFAS 157 are effective for financial assets and liabilities for fiscal years beginning after November 15, 2007 and effective for non-financial assets fiscal years beginning after November 15, 2008.
In February, 2007, the FASB issued Statement of Financial Accounting Standard No. 159, The Option to Measure Financial Assets and Liabilities at Fair Value (“SFAS 159”). SFAS 159 gives companies an option to measure many of their financial assets and liabilities and certain other assets and liabilities (e.g., certain nonfinancial insurance contracts and warranties) at fair value on an instrument-by-instrument basis. FAS 159 is effective at the beginning of a company’s first fiscal year after November 15, 2007.
The adoption of SFAS 157 for financial assets and liabilities and SFAS 159 did not have an impact on the Company’s financial statements and the adoption of the other above standards is not expected to have a material effect on the Company’s financial statements.
NOTE B — Inventories, net
Inventories consisted of the following at:

	March 31,	December 31,
	2008	2007

Raw materials	$192,590	$168,590
Work-in-process	147,183	274,632
Finished goods	7,642,306	6,930,236

	7,982,079	7,373,458
Less: reserves for excess and slow-moving inventories	(2,161,081)	(2,072,073)

Total inventories, net	$5,820,998	$5,301,385

Recorded inventory cost would have been $193,075 and $113,896 higher as of March 31, 2008 and December 31, 2007, respectively, had the Company used the first-in, first-out (FIFO) method to determine inventory cost rather than the last-in, first-out (LIFO) method.

THEKEN SPINE, LLC
SELECTED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE C — Intangible assets, net
Intangible assets consisted of the following at:

	March 31,	December 31,
	2008	2007

Patent license agreements	$250,000	$250,000
Product rights agreement	225,000	225,000

	475,000	475,000
Less: accumulated amortization	(166,250)	(151,667)

Total intangible assets, net	$308,750	$323,333

Intangible assets are amortized on a straight-line basis over the respective lives of the assets which range from 15 years for the patent license agreements to 5 years for the product rights agreement.
Amortization expense was $14,583 for the periods ended March 31, 2008 and 2007.
NOTE D — Line of credit
On September 22, 2003, the Company entered into a $5,000,000 demand line of credit with National City Bank. The line of credit is secured with a blanket lien on accounts receivable, inventory and equipment. Interest on the line is computed using the one month LIBOR rate plus 2.00% (LIBOR was 2.807% at March 31, 2008). The amount outstanding on this line of credit was $3,967,600 and $3,666,600 at March 31, 2008 and December 31, 2007, respectively.

THEKEN SPINE, LLC
SELECTED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE E — Long-term debt
Long-term debt consisted of the following at:

	March 31,	December 31,
	2008	2007

Note payable — Cessna Finance Corporation, payable in monthly installments of $43,300 including interest at LIBOR plus 2.23% (LIBOR was 5.017% at December 31, 2007); due November 1, 2012; collateralized by a Raytheon Beechcraft Premier 1A aircraft, inventory and accounts receivable of Theken Spine, LLC, and a personal guarantee by the managing member.	$4,620,510	$4,672,866

Note payable — First Merit Bank, payable in monthly installments of $6,660 including interest at 6.5%; due December 31, 2015; collateralized by real estate owned by Theken Real Estate, LLC located at 20 N. Pennsylvania Avenue in Morrisville, PA, and a personal guarantee by the managing member.	$693,763	$702,807

Note payable — First Merit Bank, payable in monthly installments of $5,924 including interest at 5.96%; due September 5, 2014; collateralized by real estate owned by Theken Real Estate, LLC that is located at 1800 Triplett Blvd. in Akron, OH, and a personal guarantee by the managing member.	11,848	630,614

Obligation under capital lease	52,024	61,205

	5,378,145	6,067,492
Less: current portion	(313,648)	(317,171)

	$5,064,497	$5,750,321

Maturities of long-term debt for the 9 months remaining in 2008 and for the calendar years thereafter are as follows:

9 months remaining in 2008	$223,969
2009	358,710
2010	352,109
2011	370,959
2012	390,832
2013	3,206,629
Thereafter	474,937

$5,378,145

THEKEN SPINE, LLC
SELECTED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE F — Note payable — member
Note payable — member in the amount of $1,350,000 at March 31, 2008 and December 31, 2007, consists of a note to a member that is due on demand. The note bears interest monthly at a variable interest rate based upon the short-term Applicable Federal Rate. The rates at March 31, 2008 and December 31, 2007 were 2.25% and 3.88%, respectively. The note is secured by the underlying assets of Theken Spine, LLC.
Pursuant to the terms of the unit purchase agreement as discussed in Note I, the note payable to a member has since been fully repaid.
NOTE G — Commitments and contingencies
Royalty agreement
The Company has several agreements to pay royalties based on the sales of certain specified product lines. The agreements expire at various dates through July 2009 and require royalty payments that range from 3% to 30% of the sales of that particular product line. Royalty expense relating to these agreements was $191,326 and $161,939 for the periods ended March 31, 2008 and 2007, respectively.
Distributor commissions
The Company has entered into various contracts with distributors that assign exclusive territorial rights to market the Company’s product. Distributor commissions are based on sales levels and product lines. Distributor commission expense for the periods ended March 31, 2008 and 2007 was $2,964,226 and $2,597,222, respectively.
Litigation
The Company is involved in various litigation arising in the ordinary course of business. While it is not feasible to predict the outcomes of these actions, in the opinion of the Company’s management and legal counsel, those matters are expected to be resolved without material adverse effect on the financial position or results of operations of the Company.
NOTE H — Variable interest entities
FASB Interpretation (“FIN”) No. 46, as revised in December 2003, Consolidation of Variable Interest Entities, (an interpretation of Accounting Research Bulletin (“ARB”) No. 51, Consolidated Financial Statements), (“FIN 46(R)”), addresses consolidation by business enterprises of entities to which the usual condition of consolidation described in ARB No. 51 does not apply. The general requirement to consolidate under ARB No. 51 is based on the presumption that an enterprise’s financial statements should include all of the entities in which it has a controlling financial interest. FIN 46(R) interprets this general rule to require consolidation of a variable interest entity in which the enterprise does not have a majority voting interest but, nevertheless, is subject to a majority of the risk of loss, is entitled to a majority of the entity’s residual returns, or both. Effective January 1, 2007, meeting the requirements of FIN 46(R), Spine was the primary beneficiary of Disc, Therics, Orthopaedic, Real Estate, and Foxtrot and its wholly-owned subsidiary, Aviation.

THEKEN SPINE, LLC
SELECTED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE H — Variable interest entities, continued
Selected financial information for these entities as of March 31, 2008 and for the three months ended March 31, 2008 and 2007 is as follows:

	2008	2007

Total assets	$10,930,708	*
Total liabilities	$10,580,230	*
Members’ equity	$350,478	*
Net sales	$898,941	$738,905
Net loss	$(32,906)	$(156,493)
* Not required to be presented in these financial statements.
Noncontrolling interests net (income) loss for the three months ended March 31, 2008 and 2007 is comprised of the following:

	2008	2007

Variable interest entities combined net loss	$32,906	$156,493
Elimination of interest expense in consolidation	(2,075)	—
Amounts absorbed by Spine (the primary beneficiary) for purposes of the financial statement presentation:
Change in members’ deficit of Therics	(255,979)	(142,422)
Change in members’ deficit of Disc	(202,804)	—

	$(427,952)	$14,071

NOTE I — Subsequent event
On August 1, 2008, pursuant to the terms of a unit purchase agreement, substantially all of the membership interests and operations of Spine, Disc and Therics were acquired by Integra Spine, Inc., a wholly-owned subsidiary of Integra LifeSciences Holdings Corporation. The members of Spine, Disc and Therics received $75,000,000 in connection with the acquisition and up to $125,000,000 in earn-out payments to the members and the former appreciation rights holders of Spine, Disc and Therics during a two-year period following the acquisition. Effective August 1, 2008, all intercompany balances between the Companies were settled.
The Company had four Appreciation Rights Plans, for which compensation is triggered upon the occurrence of a major event, as defined by each plan. The acquisition of Spine, Disc and Therics by Integra Spine, Inc. met the definition of a major event, and as such, $10,053,399 was recognized as an expense immediately prior to the acquisition in 2008.

ITEM 9.01 (b) UNAUDITED PRO FORMA FINANCIAL INFORMATION
On August 1, 2008, Integra LifeSciences Holdings Corporation (the “Company”), through its wholly-owned subsidiary Integra Spine, Inc., completed the acquisition of all of the membership interests of Theken Spine, LLC, Theken Disc, LLC and Therics, LLC, collectively “Theken Companies”. These Theken Companies are included in the Theken Spine, LLC consolidated financial statements (“Theken Consolidated”), along with other entities that have not been acquired by the Company. The total purchase price of the Theken Companies was $77.3 million and included $2.3 million of transaction related costs. The acquisitions of Theken Spine, LLC and Therics, LLC are accounted for under Statement of Financial Accounting Standards No. 141, “Business Combinations,” (“SFAS No. 141”). The acquisition of Theken Disc, LLC is accounted for as a purchase of assets acquired in a transaction other than a business combination because the acquired assets did not constitute a business under SFAS No. 141. In addition, under the Theken Spine Unit Purchase Agreement, the Company has agreed to pay up to $125 million in earn-out payments to the members and former appreciation rights holders of Theken Spine in accordance with a formula based on the net sales of the Theken Companies during a two-year period following the closing.
The Theken Companies specialize in pioneering spinal implant technologies that seek to improve spinal surgical techniques, thereby benefitting patients as well as surgeons. Theken Spine, LLC provides comprehensive product lines that offer surgeons peace of mind through steadfast product reliability and easy-to-use instrumentation. Products include cervical plates, pedicle screws, spacers, degenerative/deformity, trauma devices, and synthetic bone substitute products. Therics, LLC designs, develops and manufactures a variety of synthetic bone substitute products. Theken Disc, LLC is a development stage company focused on next generation artificial disc replacement technology.
The Company’s management believes the acquisition is a strategic fit with the Company’s other products to position the combined company to expand its reach into the spine market and offer a more comprehensive neuro-ortho product portfolio. The combined company will provide some of the most advanced technology addressing surgeons’ needs. By leveraging the combined company’s resources, technologies and management expertise, the Company expects to drive enhanced revenue growth and value creation. These initiatives are expected to enhance revenue growth and earnings per share over the long term.
The unaudited pro forma condensed combined balance sheet as of March 31, 2008 was prepared by combining the historical balance sheet of the Company at March 31, 2008 with the historical balance sheet of Theken Consolidated at March 31, 2008, giving effect to the acquisition as though it was completed on March 31, 2008.
The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2007 and the three months ended March 31, 2008 were prepared by combining the Company’s historical statements of operations for the year ended December 31, 2007 and the three months ended March 31, 2008 with Theken Consolidated’s historical statements of operations for the year ended December 31, 2007 and the three months ended March 31, 2008, respectively, giving effect to the acquisition as though it was completed on January 1, 2007. These unaudited pro forma condensed combined statements of operations do not give effect to any potential cost savings or other operating efficiencies that could result from the acquisition, nor any non-recurring expenses resulting from the transaction.
These pro forma condensed combined financial statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and assumptions that the Company believes are reasonable. These pro forma condensed combined financial statements do not purport to represent what the consolidated results of operations or financial position of the Company would actually have been if the acquisition had occurred on the dates referred to above, nor do they purport to project the results of operations or financial position of the Company for any future period or as of any date.

Integra LifeSciences Holdings Corporation
Pro Forma Condensed Combined Balance Sheet
March 31, 2008

		Theken
	Integra	Consolidated	Adjustments	Note		Pro Forma
Assets:
Cash and cash equivalents	$199,013	$179	$(162)	(B	)	$199,030
Accounts receivable, net	106,880	5,383	(104)	(B	)	112,159
Inventories, net	144,037	5,821	6,251	(D	)	156,302
			193	(L	)
Deferred tax assets	25,075	—				25,075
Prepaids and other current assets	14,318	269	(42)	(B	)	14,545

Current Assets	489,323	11,652	6,136			507,111

Property & equipment, net	63,344	14,302	(7,735)	(B	)	70,698
			787	(E	)
Intangible assets, net	192,086	309	27,320	(F	)	219,406
			(309)	(G	)
Goodwill	214,423	—	7,093	(H	)	221,516
Other assets	13,480	6	(1)	(B	)	13,485

Total Assets	$972,656	$26,269	$33,291			$1,032,216

Liabilities:
Borrowings under senior credit facility	$120,000	$3,968	$77,318	(A	)	$197,318
			(3,968)	(C	)
Current portion of long-term debt	119,380	314	(277)	(B	)	119,390
			(27)	(C	)
Accounts payable, trade	26,365	3,463	571	(B	)	30,399
Deferred revenue	3,205	—				3,205
Accrued expenses and other current liabilities	48,163	3,440	(2)	(B	)	51,601

Current Liabilities	317,113	11,185	73,615			401,913
Long term debt	330,000	5,065	(5,050)	(B	)	330,000
			(15)	(C	)
Deferred tax liabilities	16,608	—				16,608
Other non-current liabilities	20,057	—				20,057

Total Liabilities	683,778	16,250	68,550			768,578

Noncontrolling interest	—	3,195	(3,195)	(J	)	—

Stockholders’ Equity:
Common stock and paid-in capital, net of treasury stock	149,954	6,824	(3,286)	(B	)	149,954
			(3,538)	(J	)
Accumulated other comprehensive income (loss)	29,184	—				29,184
Retained earnings	109,740	—	(25,240)	(I	)	84,500

Total Stockholders’ equity	288,878	6,824	(32,064)			263,638

Total Liabilities and Stockholders’ equity	$972,656	$26,269	$33,291			$1,032,216

Integra LifeSciences Holdings Corporation
Pro Forma Condensed Combined Statement of Operations
Year Ended December 31, 2007

		Theken
	Integra	Consolidated	Adjustments	Note		Pro Forma

Total revenue	$550,459	$33,778	$—			$584,237

Costs and expenses:
Cost of product revenues	214,674	3,514	(89)	(B	)	219,284
			1,225	(F	)
			(40)	(L	)
Research and development	30,658	3,097	600	(K	)	34,355
Sales, general and administrative	225,187	22,655	(1,145)	(B	)	247,431
			734	(K	)
Amortization	12,652	58	1,731	(F	)	14,383

			(58)	(G	)

Total costs and expenses	483,171	29,324	2,958			515,453

Operating income	67,288	4,454	(2,958)			68,784

Interest income	3,552	45	(45)	(B	)	3,552
Interest (expense)	(13,749)	(728)	(2,677)	(A	)	(16,439)
			498	(B	)
			217	(C	)
Other income (expense), net	2,971	354	22	(B	)	3,347

	(7,226)	(329)	(1,985)			(9,540)

Minority interest	—	(758)	758	(J	)	—

Income before taxes	60,062	3,367	(4,185)			59,244

Income tax expense (benefit)	26,591	—	(1,695)	(M	)	24,896

Net income	$33,471	$3,367	$(2,490)			$34,348

Net income per share
Basic	$1.21					$1.24
Diluted	$1.13					$1.16

Weighted average shares outstanding
Basic	27,712					27,712
Diluted	29,578					29,578

Integra LifeSciences Holdings Corporation
Pro Forma Condensed Combined Statement of Operations
Three-month period ended March 31, 2008

		Theken
	Integra	Consolidated	Adjustments	Note		Pro Forma

Total revenue	$156,008	$9,915	$—			$165,923

Costs and expenses:
Cost of product revenues	62,212	1,159	(25)	(B	)	63,573
			306	(F	)
			(79)	(L	)
Research and development	7,798	890	100	(K	)	8,788
Sales, general and administrative	62,489	6,414	(288)	(B	)	69,156
			541	(K	)
Amortization	2,973	15	433	(F	)	3,406

			(15)	(G	)

Total costs and expenses	135,472	8,478	973			144,923

Operating income	20,536	1,437	(973)			21,000

Interest income	687	27	2	(B	)	716
Interest (expense)	(4,215)	(145)	(669)	(A	)	(4,884)
			82	(B	)
			63	(C	)
Other income (expense), net	1,507	160	—			1,667

	(2,021)	45	(525)			(2,501)

Minority interest	—	(428)	428	(J	)	—

Income before taxes	18,515	1,051	(1,067)			18,499

Income tax expense (benefit)	6,950	—	(432)	(M	)	6,518

Net income	$11,565	$1,051	$(635)			$11,981

Net income per share
Basic	$0.43					$0.45
Diluted	$0.41					$0.42

Weighted average shares outstanding
Basic	26,889					26,889
Diluted	28,468					28,468

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements
1. Basis of Pro Forma Presentation
On August 1, 2008, Integra LifeSciences Holdings Corporation (the “Company”), through its wholly-owned subsidiary Integra Spine, Inc., completed the acquisition of all of the membership interests of Theken Spine, LLC, Theken Disc, LLC and Therics, LLC, collectively “Theken Companies”. These Theken Companies are included in the Theken Spine, LLC consolidated financial statements (“Theken Consolidated”), along with other entities that have not been acquired by the Company. The total purchase price of the Theken Companies was $77.3 million and included $2.3 million of transaction related costs. The acquisitions of Theken Spine, LLC and Therics, LLC are accounted for under Statement of Financial Accounting Standards No. 141, “Business Combinations,” (“SFAS No. 141”). The acquisition of Theken Disc, LLC is accounted for as a purchase of assets acquired in a transaction other than a business combination because the acquired assets did not constitute a business under SFAS No. 141. In addition, under the Theken Spine Unit Purchase Agreement, the Company has agreed to pay up to $125 million in earn-out payments to the members and former appreciation rights holders of Theken Spine in accordance with a formula based on the net sales of the Theken Companies during a two-year period following the closing.
The unaudited pro forma condensed combined balance sheet as of March 31, 2008 was prepared by combining the historical balance sheet of the Company at March 31, 2008 with the historical balance sheet of Theken Consolidated at March 31, 2008, giving effect to the acquisition as though it was completed on March 31, 2008.
The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2007 and the three months ended March 31, 2008 were prepared by combining the Company’s historical statements of operations for the year ended December 31, 2007 and the three months ended March 31, 2008 with Theken Consolidated’s historical statements of operations for the year ended December 31, 2007 and the three months ended March 31, 2008, respectively, giving effect to the acquisition as though it was completed on January 1, 2007. These unaudited pro forma condensed combined statements of operations do not give effect to any potential cost savings or other operating efficiencies that could result from the acquisition, nor any non-recurring expenses resulting from the transaction.
These pro forma condensed combined financial statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and assumptions that the Company believes are reasonable. These pro forma condensed combined financial statements do not purport to represent what the consolidated results of operations or financial position of the Company would actually have been if the acquisition had occurred on the dates referred to above, nor do they purport to project the results of operations or financial position of the Company for any future period or as of any date.

2. Acquisition
For the pro forma condensed combined balance sheet the $77.3 million purchase price, comprised of $68.2 million of cash paid to members and appreciation rights holders, $6.8 million of cash paid for the pay off of long term debt of the Theken Companies and $2.3 million of transaction costs incurred by the Company directly as a result of the acquisition, has been allocated based on management’s preliminary estimate of the fair values of assets acquired and liabilities assumed as of August 1, 2008. Certain elements of the purchase price allocation are considered preliminary, particularly as it relates to the final valuation of certain identifiable intangible assets and in-process research and development and there could be significant adjustments when the valuation is finalized. The preliminary purchase price allocation is as follows (in thousands):

Inventory	$15,130
Property and equipment	5,644
Intangible assets	27,320
Goodwill	14,836
In-process research and development	25,240
Other working capital, net	(10,852)

Total purchase price	$77,318
In-process research and development costs reflect the portion of the purchase price that, as of the date of acquisition, will not have reached technological feasibility and has no alternative future use.
The acquired goodwill is entirely attributable to the Theken Spine, LLC and Therics, LLC acquisitions.
The acquired intangible assets consist primarily of customer relationships, patents and unpatented technology (know how) including generations of developed product technology, that totaled approximately $27.3 million and will be amortized over useful lives ranging from approximately 8 to 11 years, as follows (in thousands):

		Useful
	Amount	Life
Customer relationships	$13,850	8 years
Developed product technology	13,470	11 years

	$27,320
The goodwill recorded is based on the benefits the Company expects to generate from the future cash flows of the ongoing business of the Theken Companies.

3. Pro Forma Adjustments
Certain reclassifications have been made to Theken Consolidated’s historical financial statements to conform to the Company’s financial statement presentation.
The following are the descriptions of the pro forma condensed combined balance sheet and statements of operations adjustments:
A.
Reflects the use of the senior credit facility of the Company of $77.3 million to fund the purchase price and acquisition costs of the Theken Companies, and reflects additional interest expense (at a rate of 3.46%) that would have been incurred by the Company during those periods as the credit facility would have been utilized. A change of one-eighth of one percent in the interest rate on the Company’s borrowing would have an immaterial impact on interest expense in 2007 and for the first three months of 2008.

B.
Reflects the exclusion of the assets, liabilities and equity accounts as of March 31, 2008 and the results of operations for the year ended December 31, 2007 and three months ended March 31, 2008 of those entities that were included in the Theken Consolidated financial statements, but were not acquired by the Company.

C.	Reflects the adjustment to reduce the credit facility of the Theken Companies that was repaid at acquisition on August 1, 2008, and the reduction of the related interest expense incurred.

D.
Reflects the adjustment to the historical Theken Companies’ finished goods inventory to estimated fair value. Under SEC rules and regulations relating to pro forma financial statements, this amount is considered to be a nonrecurring charge and is excluded from the pro forma condensed combined statements of operations. However, the inventory adjustment will result in a charge included in cost of product revenues in the periods subsequent to the acquisition during which the inventory is sold.

E.
Reflects the adjustment to the Theken Companies’ property, plant and equipment as of August 1, 2008 to its estimated fair value. Depreciation expense on the adjusted values is not significantly different from that recorded by the Theken Companies during these periods, based on the adjusted estimated remaining useful life.

F.
Reflects an estimate of the portion of the purchase price allocated to the acquired identifiable intangible assets of the Theken Companies and the recording of amortization expense of the acquired intangible assets over the estimated useful lives using their assigned fair values. This adjustment records amortization expense of $1.2 million for 2007 and $0.3 million for the first three months of 2008 within cost of product revenues for the $13.5 million of intangible technology assets, and records amortization expense of $1.7 million for 2007 and $0.4 million for the first three months of 2008 within intangible asset amortization for the $13.9 million of intangible customer relationship assets subject to amortization recorded in connection with the acquisition (see table above) on a straight-line basis over their amortizable lives of approximately 11 and 8 years, respectively.

G.
Reflects the write-off of the Theken Companies’ historical balance of intangible assets which were included in the valuation of identifiable intangible assets and the removal of amortization expense recognized on the pre-acquisition cost basis.

H.
Reflects the addition of estimated goodwill from the purchase price allocation. Additionally, any future earn-out payments made to the members and former appreciation rights holders of Theken Spine, LLC in accordance with a formula based on net sales during the two-year period following the closing, will be recorded as additions to goodwill in those periods.

3. Pro Forma Adjustments, continued
I.
Reflects the charge to retained earnings for in-process research and development costs acquired of $25.2 million for technologies that, as of the date of acquisition, will not have reached technological feasibility and have no alternative future use. Because this expense is directly attributable to the acquisition and will not have a continuing impact, it is not reflected in the unaudited pro forma combined condensed statements of operations. However, this item will be recorded as an expense by the Company in the third quarter of 2008, upon completion of the acquisition.

J.
Reflects the elimination of all components of the historical equity and noncontrolling interest of the Theken Companies as of March 31, 2008 and Minority Interest from the unaudited pro forma combined statements of operations.

K.
Reflects the building rent, rental equipment and travel expenses that would have been paid to an unrelated party, but was instead paid to an entity included in the Theken Consolidated financial statements that was not acquired and eliminated in B) above.

L.	Reflects the impact of adoption by the Theken Companies of the First-In, First-Out method of accounting for inventory to be consistent with the Company’s accounting policy.

M.	Reflects the adjustment based on the pre-tax income effect of the pro forma adjustments using the historical statutory tax rate.
4. Non-Recurring Charges
The pro forma condensed combined statements of earnings for the three months ended March 31, 2008 and for the year ended December 31, 2007 do not reflect the impacts of the increased valuation of inventory on cost of sales or the in-process research and development expense on operating expense. Under SEC rules and regulations relating to pro forma financial statements, these amounts are considered to be non-recurring charges and are excluded from the pro forma statements of earnings. However, the Company’s future statements of earnings will be impacted by these pro forma adjustments.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
Date: October 17, 2008	By:	/s/ John B. Henneman, III John B. Henneman, III
	Title:	Executive Vice President,
Finance and Administration,
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
23.1	Consent of Independent Accountants